Exhibit 99.1

Soluna Secures $100M Facility from Generate Capital to Expand Green Data Centers

Strategic partnership to accelerate deployment of clean computing infrastructure for AI

ALBANY, NY, September 16, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced the close of scalable credit facility in an amount of up to $100 million from Generate Capital, PBC (“Generate”), a leading infrastructure investment firm. The initial $12.6 million draw will fund refinancing and construction of active data center projects, with additional capital support for Soluna’s 1 gigawatt and expanding pipeline.

Soluna is a digital infrastructure company that builds modular data centers that transform curtailed or underutilized renewable energy into compute power for energy-intensive, batchable applications such as Bitcoin mining and AI. By colocating with clean energy producers, Soluna supports a cleaner grid while delivering cost-effective, sustainable infrastructure to enterprises.

Generate has invested over $2.4 billion across sustainable infrastructure credit since inception, making the partnership with Soluna a natural fit. Generate’s institutional experience and capabilities as an asset owner and operator enable it to deliver differentiated value, enabling the partnership to go beyond dollars invested to strategic collaboration.

“We believe this deal with Generate primes Soluna for scale,” said John Belizaire, CEO of Soluna.

“We’re not just growing our current projects, we’re building new ones wherever wasted renewable energy can be converted into valuable high performance computing. This deal reflects a different kind of infrastructure financing, focused on capital efficiency, modular growth, and disciplined execution. We’ve known the Generate team for quite some time before partnering; they understand our business, our team, and our industry well, making them so much more than just investors. We see them as strategic partners going forward.”

This financing follows over $30 million in funding raised earlier in 2025 from Galaxy Digital, Spring Lane Capital, and a recent public offering. The new agreement adds further momentum to Soluna’s execution roadmap, as the recent addition of 150 MW Projects Gladys and 100 MW Fei pushes the company past 1 gigawatt of renewable computing capacity.

“Soluna’s vision for turning underutilized renewable energy into scalable computing power aligns with our belief in infrastructure that solves real-world challenges,” said Ryan Miller, Principal at Generate Capital. “We’re excited to support their growth through a flexible credit solution and continue our leadership at the nexus of digital and energy infrastructure.”

This milestone builds on the recent 48 MW expansion underway at Project Dorothy 2 and the start of construction of Project Kati 1.

Soluna also intends to expand its computing offerings beyond Bitcoin mining to include AI workloads, reflecting the growing demand for green computing across various industries.

Recent expansions of partnerships with Blockware, Compass Mining, Galaxy Digital, and other Hyperscale miners further underscore the company’s growing traction and operational maturity.

Highlights of the Scalable Financing:

●	A credit facility of up to $100 million to be used for refinancing and construction of Soluna’s data center projects.

●	An initial $12.6 million draw will be used to refinance Dorothy 1A and Dorothy 2. This unlocks equity capital for Soluna and Spring Lane.

●	A delayed draw facility of $22.9 million will include continued funding for the Dorothy 2 project and support for the Project Kati 1 data center.

●	An additional uncommitted $64.5 million accordion facility would support Soluna’s growing renewable-powered pipeline and fund AI-related long-lead equipment procurement.

●	Credit facilities and security are limited to a portfolio of projects financed by Soluna and Spring Lane Capital, are limited recourse, and do not have parent company guarantees.

●	Generate received warrants for the right to purchase 4 million shares of Soluna common stock and a board observer right.

Generate was represented by Vinson & Elkins LLP. Norton Rose Fulbright LLP, O’Melveny & Myers LLP, and Lowenstein Sandler LLP and Brownstein Hyatt Farber Schreck, LLP represented Soluna.

For more details, visit our Investor Center for the accompanying presentation and the Form 8-K.

Looking ahead to the remainder of 2025, Soluna looks forward to announcing additional project milestones, partnerships, and expansions. Stay tuned for more information at www.solunacomputing.com.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the Generate credit facility, the use of proceeds therefrom, the development of Project Dorothy and Project Kati Soluna’s intention to expand its computing offerings beyond Bitcoin mining to include AI workloads. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Generate Capital

Generate is a specialized, multi-strategy investment platform that builds, owns, and operates critical infrastructure. The firm finances and delivers affordable, resilient solutions that provide essential resources to customers and communities, while supporting the nation’s growing demand for power. Since 2014, Generate has invested in and operated assets across six key sectors: power, mobility, waste, green digital, water, agriculture, and industrial decarbonization. With more than $14 billion raised since inception, the firm’s portfolio includes over 2,000 assets and more than 50 partnerships with leading technology providers and developers. For more information, please visit www.generatecapital.com.

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About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Soluna Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co

Generate

Tina Wadhwa

VP, Marketing and Communications

press@generatecapital.com